EXHIBIT 99.1

TEMPUR SEALY INTERNATIONAL INC.

2013 EQUITY INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE MAY 11, 2017)1

1.	Purpose

The purpose of the Plan, as amended and restated as set forth herein, is to promote the success and enhance the value of the Company by linking the personal interests of employees, consultants and directors of the Company and its Affiliates to those of the Company’s shareholders, and by providing flexibility to the Company in its ability to motivate, attract and retain their services by providing them with additional incentives to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s Stock.

2.	Definitions

As used in the Plan, the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

2.1. Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.2. Award means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units, or Stock Grants.

2.3. Award Agreement means an agreement between the Company and the recipient of an Award, or other notice of grant of an Award, setting forth the terms and conditions of the Award.

2.4. Board means the Company’s Board of Directors.

2.5. Change of Control means the occurrence of any of the following, unless otherwise defined in the applicable Award Agreement:

(a) the consummation of a Transaction (as defined in Section 8.4), unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities in substantially the same proportions possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction, or

(b) any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under said Exchange Act) of securities possessing more than 30% of the total combined voting power of the Company’s outstanding securities unless pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board recommends such stockholders accept, other than (i) the Company or any of its Affiliates, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities; or

(c) over a period of twenty-four (24) consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) at the beginning of such period ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning

[1]	This draft reflects the amendment to Section 9(b) approved by the Compensation Committee and Board of Directors on May 2, 2017.

of that period (“Incumbent Directors”), or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Incumbent Directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) who were still in office at the time that election or nomination was approved by the Board; provided that any director elected as provided in clause (ii) shall thereafter be deemed to be an Incumbent Director.

Notwithstanding the foregoing, the Board may, within forty-five (45) days after public disclosure of the occurrence of the event that would otherwise constitute a Change of Control pursuant to clause (b) above, determine that such event will not constitute a Change of Control for purposes of the Plan. Notwithstanding the foregoing or any provision of the Plan to the contrary, if an Award is subject to Section 162(m) or 409A of the Code (and not excepted therefrom) and a Change of Control is a distribution event for purposes of that Award, the foregoing definition of Change of Control shall be interpreted, administered, limited and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change of Control only if such event also qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. Section 1.409A-3(i)(5) or Section 162(m) of the Code, as applicable.

2.6. Code means the Internal Revenue Code of 1986 of the United States of America, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.7. Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of the Plan and, to the extent deemed appropriate by the Board, shall be composed of not less than two individuals who are “outside directors” within the meaning of Section 162(m) of the Code, “non-employee directors” within the meaning of Section 16 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder and “independent directors” within the meaning of Section 303A of the New York Stock Exchange Listing Company Manual. For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.8. Company means Tempur Sealy International, Inc., a corporation organized under the laws of the state of Delaware.

2.9. Effective Date means the date the Plan, as amended and restated hereby, is approved by the Company’s stockholders at the Annual Meeting of Stockholders scheduled to be held on May 11, 2017 (or, if the vote on the Plan is accelerated or postponed, such other date on which a stockholders’ meeting to vote to approve the Plan occurs).

2.10. Employee, employment, termination of employment and cease to be employed, and other words or phrases of similar import, shall mean the continued provision of substantial services to the Company or any of its Affiliates (or the cessation or termination of such services) whether as an employee, consultant or director.

2.11. For Cause shall mean, unless otherwise provided in an Award Agreement, any of the following with respect to any Participant: (i) Participant’s willful and continued failure to substantially perform the reasonably assigned duties with the Company or any Affiliate which are consistent with Participant’s position and job description, other than any such failure resulting from incapacity due to physical or mental illness, after a written notice is delivered to the Participant by the Chief Executive Officer or Chief Human Resources Officer (or such other officer responsible for the Company’s human resources department) of the Company, which specifically identifies the manner in which the Participant has not substantially performed the assigned duties, (ii) Participant’s willful engagement in illegal conduct which is materially and demonstrably injurious to the Company or any Affiliate, (iii) Participant’s conviction by a court of competent jurisdiction of, or pleading guilty or nolo contendere to, any felony, or (iv) Participant’s commission of an act of fraud, embezzlement, or misappropriation against the Company or any Affiliate, including, but not limited to, the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the business of the Company or any Affiliate.

2.12. Full Value Award means an Award other than an Option or Stock Appreciation Right.

2.13. Good Reason shall mean, unless otherwise provided in an Award Agreement, with respect to any Participant the relocation of such Participant’s principal workplace over sixty (60) miles from the existing workplaces of the Company or any Affiliate of the Company without the consent of such Participant (which consent shall not be unreasonably withheld, delayed or conditioned).

2.14. Grant Date means the date as of which an Award is approved by the Committee, or such later date specified by the Committee in authorizing the Award.

2.15. Incentive Option means an Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

2.16. Market Value means, (a) with respect to any property other than a share of Stock, the fair market value of such property determined by such methods or procedures as may be established from time to time by the Committee, and (b) with respect to a share of Stock, (i) if the Stock is listed on a securities exchange, the closing price for the Stock as reported on the New York Stock Exchange (or on any other principal securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the first date for which a closing price is reported, preceding that date, or (ii) in the event there is no public market for the Stock, the fair market value as determined by the Committee in its sole discretion.

2.17. Nonstatutory Option means any Option that is not intended to be an Incentive Option.

2.18. Option means any right granted to a Participant allowing such Participant to purchase shares of Stock at such price or prices and during such period or periods as the Committee shall determine.

2.19. Optionee means an eligible individual to whom an Option shall have been granted under the Plan.

2.20. Participant means any holder of an outstanding Award under the Plan.

2.21. Performance Criteria and Performance Goals have the meanings given such terms in Section 7.7(f).

2.22. Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals or other business objectives will be measured for purposes of determining a Participant’s right to, and the payment of, an Award.

2.23. Performance Unit means a right granted to a Participant under Section 7.5, to receive cash, Stock or other Awards, the payment of which is contingent on achieving Performance Goals or other business objectives established by the Committee.

2.24. Plan means this 2013 Equity Incentive Plan of the Company, as amended or amended and restated from time to time, and including any attachments or addenda hereto.

2.25. Prior Plan Awards means any stock option, restricted stock grant, performance restricted stock unit or other award granted under the Company’s 2003 Equity Incentive Plan.

2.26. Qualified Performance-Based Awards means Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

2.27. Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.28. Restricted Stock Units means rights to receive shares of Stock at the close of a Restriction Period, or, if provided in the applicable Award Agreement, an amount in cash based on the value of shares of Stock, subject to a Risk of Forfeiture.

2.29. Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the shares of Restricted Stock or Restricted Stock Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.30. Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right of the Company to reacquire shares of Restricted Stock at less than its then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.31. Separation from Service and Separate from Service mean the Participant’s death, retirement or other termination of employment or service with the Company or its Affiliates that constitutes a “separation from service” within the meaning of Section 409A of the Code. A Participant shall be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A of the Code.

2.32. Specified Employee means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with Section 409A of the Code and the procedures established by the Company.

2.33. Stock means common stock, par value $0.01 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

2.34. Stock Appreciation Right (or “SAR”) means a right to receive any excess in the Market Value of shares of Stock over a specified exercise price.

2.35. Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

2.36. Stockholders’ Agreement means any agreement by and among the holders of at least a majority of the outstanding voting securities of the Company and setting forth, among other provisions, restrictions upon the transfer of shares of Stock or on the exercise of rights appurtenant thereto (including but not limited to voting rights).

2.37. Subsidiary means any corporation, limited liability company, partnership or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the relevant time each of the entities other than the last entity in the unbroken chain owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

2.38. Substitute Awards means Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.39. Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code).

3.	Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under the Plan, as amended and restated hereby, at any time in the period commencing on the Effective Date and ending immediately prior to the tenth anniversary of the Effective Date. Awards granted pursuant to the Plan prior to the tenth anniversary of the Effective Date shall not expire solely by reason of the termination of the Plan.

4.	Stock Subject to the Plan

4.1. Plan Share Limitations.

(a) Subject to adjustment as provided in Section 8 of the Plan, the maximum number of shares of Stock available for issuance under the Plan shall be 8,663,290 shares of Stock. The maximum number of shares that may be issued pursuant to Incentive Options is 8,663,290 shares of Stock.

(b) For purposes of determining the number of shares of Stock available for issuance under paragraph (a) above, shares subject to any Option or Stock Appreciation Rights shall reduce the share reserve by one share of Stock for each share of Stock actually subject to the Award and shares subject to any Full Value Award shall reduce the share reserve by two shares of Stock for each share of Stock actually subject to that Award. If and to the extent Options or Stock Appreciation Rights terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such grants shall be added back to the share reserve on a one-for-one basis. If any Full Value Awards are forfeited, terminated or otherwise not paid in full, the shares subject to such Awards shall be added to the share reserve on a two-for-one basis. For purposes of applying the limitations in paragraph (a) above and the preceding sentence, if (i) an Award lapses, expires, terminates, or is canceled without the shares of Stock underlying the Award being issued (or any portion thereof), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the shares of Stock underlying the Award may not be issued on the basis that the conditions for such issuance were not or will not be satisfied, (iii) any Award (or portion thereof) is settled for cash, (iv) shares of Stock to be issued pursuant to an Award are forfeited, or (v) shares of Stock are issued pursuant to an Award and the Company subsequently reacquires such shares of Stock pursuant to rights reserved upon the issuance of such shares of Stock, then, in all such cases, such shares of Stock shall be re-credited to the Plan’s reserve (in the same amount as such shares of Stock depleted the reserve). Notwithstanding the foregoing, in no event shall the following shares of Stock be re-credited to the Plan’s reserve: shares of Stock (i) delivered in payment of the exercise price of an Option, the base price of a Stock Appreciation Right or the other exercise price of an Award; (ii) delivered to or withheld by the Company to satisfy Federal, state or local tax withholding obligations; (iii) purchased by the Company using proceeds from Option exercises; or (iv) not issued or delivered as a result of a net settlement of an outstanding Option or Stock Appreciation Right. For purposes of this paragraph (b), Prior Plan Awards shall be treated in the same manner as Awards, including for purposes of increasing the Plan’s reserve in the circumstances described above, but all Prior Plan Awards in the form of stock options and SARs re-credited to the Plan’s reserve as described above will increase the reserve on a one-for-one basis, and all Prior Plan Awards in the form of restricted stock, restricted stock units, or other stock-based awards (other than stock options and SARs) re-credited to the Plan’s reserve as described above will increase the reserve on a two-for-one basis.

(c) Substitute Awards shall not reduce the number of shares of Stock authorized for grant under the Plan or the applicable per person limitations for grant to a Participant under Section 4.2, nor shall shares of Stock subject to a Substitute Award again be available for Awards under the Plan as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors prior to such acquisition or combination.

4.2. Per Person Limitations.

(a) Directors. The maximum number of shares of Stock subject to Awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year in respect of the non-employee director’s service as a member of the Board

(including service as a member or chair of any committee of the Board), shall not exceed $700,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The Committee may make exceptions to this limit for a non-executive chair of the Board or, in extraordinary circumstances, for other individual non-employee directors, as the Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

(b) Other Participants. The maximum number of shares of Stock that may be subject to Options or Stock Appreciation Rights or any combination thereof granted to any one Participant during any three calendar year period shall be 3,000,000 shares. The maximum number of shares of Stock that may be subject to all Awards or any combination thereof (including Options and SARs) intended to be Qualified Performance-Based Awards granted to any one Participant during any three calendar year period shall be 3,500,000 shares. The per-Participant limit described in this subsection (b) shall be construed and applied consistent with Section 162(m) of the Code. During any calendar year no Participant may be granted Awards that are intended to be Qualified Performance-Based Awards and are denominated in cash that have an aggregate maximum value of more than $5,000,000.

4.3 Adjustment of Limitations. Each of the share limitations of this Section 4 shall be subject to adjustment pursuant to Section 8 of the Plan, but in the case of the limitation of Section 4.2(b), only if and to the extent consistent with Section 162(m) of the Code.

5.	Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers of the Company, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, and in addition to any other powers granted to the Committee, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, consultant or director to receive the Award, the form of Award, the number of Awards to be granted and the terms and provisions of the respective Award Agreements (which need not be identical). In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan and the Award Agreements, to prescribe, amend and rescind rules and regulations relating to the Plan and Award Agreements, and to make all other determinations necessary or advisable for the administration of the Plan and/or any Award Agreements.

The Committee’s determinations or actions made or taken pursuant to this Section 5 shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.	Authorization of Grants

6.1 Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option.

6.2 General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of

Award set out in the following Section 7), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including if applicable delivering a fully executed copy of any agreement evidencing an Award to the Company).

6.3 Effect of Termination of Employment, Etc. Unless the Committee shall provide otherwise with respect to any Award (including, but not limited to, in a Participant’s Award Agreement), if the Participant’s employment or other association with the Company and its Affiliates ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, any outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement. Cessation of the performance of services in one capacity, for example, as an employee, shall not result in termination of an Award while the Participant continues to perform services in another capacity, for example as a director. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract. To the extent consistent with applicable law, the Committee may provide that Awards continue to vest for some or all of the period of any such leave, or that their vesting shall be tolled during any such leave and only recommence upon the Participant’s return from leave, if ever.

6.4 Non-Transferability of Awards. Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “family member” means any child, stepchild, grandchild, parent, grandparent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests.

7.	Specific Terms of Awards

In addition to any other limitations set forth in the Plan, and notwithstanding any provisions of the Plan to the contrary, Awards granted to Participants under the Plan shall vest over a period that is not less than one year from the Grant Date (except that this limit need not apply in the event of any Substitute Award or the death or disability of the Participant or as otherwise provided in Section 9). Subject to adjustments made in accordance with Section 8, up to 5% of the aggregate number of shares of Stock authorized for issuance under the Plan may be used for such Awards without regard to the minimum vesting requirements set forth above.

7.1 Options. All Options shall be evidenced by an Award Agreement and all Award Agreements granting Incentive Options shall contain a statement that the Option is intended to be an Incentive Option. If no such statement is included in the Award Agreement, or if the Award Agreement affirmatively states that the Option is intended to be a Nonstatutory Option, the Option will be a Nonstatutory Option. In no event will dividends or other distributions be paid with respect to Options.

(a) Exercise Price. The price at which shares of Stock may be acquired under each Option shall be not less than 100% of the Market Value of Stock on the Grant Date (or not less than 110% of the Market Value of Stock on the Grant Date in the case of an Incentive Option granted to a Ten Percent Owner), except in the case of Substitute Awards.

(b) Option Period. The period during which the Option may be exercised shall be determined by the Committee and specifically set forth in the Award Agreement, provided that no Option may be exercised on or after the tenth anniversary of the Grant Date (or on or after the fifth anniversary of the Grant Date in the case of an Incentive Option granted to a Ten Percent Owner).

(c) Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may accelerate the vesting of such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such acceleration of the vesting of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the acceleration.

(d) Termination of Employment or Service. Except as provided in an Award Agreement, an Option may only be exercised while the Participant is employed by, or providing services to, the Company or any of its Affiliates. The Committee shall have complete discretion, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to:

(i) extend the period of time for which the Option is to remain exercisable following the Participant’s cessation of employment or service from the limited exercise period otherwise in effect for that Option to such greater period of time as the Committee shall deem appropriate, but in no event beyond the expiration of the Option term;

(ii) include an automatic extension provision whereby the specified post-service exercise period in effect for any Option shall automatically be extended by an additional period of time equal to the lesser of 30 days and the period during which the exercise of that Option or the immediate sale of the shares acquired under such Option could not be effected in compliance with a blackout policy of the Company applicable to the Participant, or applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such Option beyond the expiration date of the term of that Option; and/or

(iii) permit the Option to be exercised, during the applicable post-service exercise period, not only with respect to the number of vested shares of Company Stock for which such Option is exercisable at the time of the Participant’s cessation of service but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in service.

(e) Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 17, specifying the number of shares of Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Stock to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company:

(i) by delivery (including attestation) to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased,

(ii) by surrender of the Option as to all or part of the shares of Stock for which the Option is then exercisable in exchange for shares of Stock having an aggregate Market Value equal to the difference between (1) the aggregate Market Value of the surrendered portion of the Option, and (2) the aggregate exercise price under the Option for the surrendered portion of the Option, or

(iii) unless prohibited by applicable law, by delivery to the Company of the Optionee’s executed promissory note in the principal amount equal to the exercise price of the shares of Stock to be purchased and otherwise in such form as the Committee shall have approved.

If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates or shall cause the Stock to be held in book-entry position through the Company’s transfer agent’s direct registration system for the number of shares then being purchased. Such shares of Stock shall be fully paid and nonassessable.

(f) Failure to Qualify as an Incentive Option. If an Option that is intended to be an Incentive Option fails to qualify as an “incentive stock option” within the meaning of Section 422 of the Code, the Option shall automatically be treated as a Nonstatutory Option to the extent of such failure. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the Grant Date of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates, after December 31, 1986. Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(g) Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of the shares of Stock issued upon such exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

7.2 Stock Appreciation Rights.

(a) Tandem or Stand-Alone. Stock Appreciation Rights, or SARs, may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. In no event will any dividends or other distributions be paid with respect to SARs.

(b) Exercise Price. SARs shall have an exercise price of not less than one hundred percent (100%) of the Market Value of the Stock on the date of award, or in the case of SARs in tandem with Options, the exercise price of the related Option, except in the case of any Substitute Award.

(c) SAR Period. No SAR may be exercised on or after the tenth anniversary of the Grant Date or, in the case of a Stock Appreciation Right granted in tandem with an Option, the expiration of the Option.

(d) Termination of Employment or Service. Except as provided in an Award Agreement, an SAR may only be exercised while the Participant is employed by, or providing services to, the Company or any of its Affiliates. The Committee shall have complete discretion, exercisable either at the time an SAR is granted or at any time while the SAR remains outstanding, to:

(i) extend the period of time for which the SAR is to remain exercisable following the Participant’s cessation of employment or service to such greater period of time as the Committee shall deem appropriate, but in no event beyond the expiration of the SAR term; and/or

(ii) include an automatic extension provision whereby the specified post-service exercise period in effect for any SAR shall automatically be extended by an additional period of time equal to the lesser of 30 days and the period during which the exercise of that SAR or the immediate sale of the shares acquired under such SAR could not be effected in compliance with any Company blackout policy applicable to the Participant, or applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such SAR beyond the expiration date of the term of that SAR.

7.3 Restricted Stock.

(a) Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, if any, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b) Issuance of Stock. Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock or the shares shall be held in book-entry position through the Company’s transfer agent’s direct registration system. If a certificate is issued, such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

“The shares evidenced by this certificate are subject to the terms and conditions of the Tempur Sealy International, Inc. 2013 Equity Incentive Plan (as it may be amended or amended and restated from time to time) and an Award Agreement entered into by the registered owner and Tempur Sealy International, Inc., copies of which will be furnished by Tempur Sealy International, Inc. to the holder of the shares evidenced by this certificate upon written request and without charge.”

If the Stock is in book-entry position through the Company’s transfer-agent’s direct registration system, the restrictions will be appropriately noted.

(c) Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

(d) Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e) Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement but subject to the restriction on dividends and distributions set forth below, the Participant shall have all of the rights of a stockholder of the Company with respect to any outstanding shares of Restricted Stock, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock (but any dividends or other distributions payable in shares of Stock or other securities of the Company shall constitute additional Restricted Stock, subject to the same Risk of Forfeiture as the shares of Restricted Stock in respect of which such shares of Stock or other securities are paid). The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares of Stock are available under Section 4. Notwithstanding anything in the Plan or any Award Agreement to the contrary, although the Committee may authorize the accrual of dividends or other distributions during the applicable Restriction Period, in no event will any dividends or distributions be paid with respect to any outstanding shares of Restricted Stock prior to the end of the applicable Restriction Period, and any dividends declared or other distributions made during the Restriction Period will be forfeited if during the Restriction Period the underlying right to Restricted Stock is forfeited or otherwise terminated.

(f) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

(g) Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Grant Date, a copy of such election with the Company and with the Internal Revenue Service in accordance with the regulations under Section 83(b) of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to an Award under Section 83(b) of the Code.

7.4 Restricted Stock Units.

(a) Character. Each Restricted Stock Unit shall entitle the recipient to a share of Stock at a close of such Restriction Period or, if provided in the applicable Award Agreement, an amount in cash based on the value of a share of Stock upon such terms as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(b) Form and Timing of Payment. Payment of earned Restricted Stock Units, or, if provided in the applicable Award Agreement, an amount in cash based on the value of the applicable shares of Stock, shall be made promptly following the close of the applicable Restriction Period. At the discretion of the Committee and set forth in the applicable Award Agreement, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned. Notwithstanding anything in the Plan or any Award Agreement to the contrary, in no event will any dividends or distributions be paid with respect to any outstanding Restricted Stock Units prior to the end of the applicable Restriction Period. The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deemed reinvested in additional Restricted Stock Units to the extent shares of Stock are available under Section 4. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of earned Restricted Stock Units in accordance with the deferral requirements set forth in Section 409A of the Code. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

7.5 Performance Units.

(a) Character. Each Performance Unit shall entitle the recipient to the value of such amount of cash, shares of Stock or other Awards, as may be established by the Committee at the time of grant, at the close of a specified Performance Period to the extent specified business objectives, including but not limited to Performance Goals, shall have been achieved.

(b) Earning of Performance Units. The Committee shall set Performance Goals or other business objectives in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other business objectives have been achieved.

(c) Form and Timing of Payment. Payment of earned Performance Units shall be made promptly following the close of the applicable Performance Period. At the discretion of the Committee and set forth in the applicable Award Agreement, Participants may be entitled to receive any dividends declared with respect to shares of Stock which have been earned in connection with grants of Performance Units which have been earned, but not yet distributed to Participants. Notwithstanding anything in the Plan or any Award Agreement to the contrary, any dividends or dividend equivalents with respect to Performance Units to which a Participant may become entitled under the applicable Award Agreement shall be accumulated, and not paid, until the applicable Award is earned, and such dividends or dividend equivalents shall not be paid if the performance objectives associated with the underlying Performance Unit are not achieved and the Performance Unit is not earned. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

7.6 Stock Grants. Stock Grants shall be awarded solely in recognition of significant prior or expected contributions to the success of the Company or its Affiliates, as an inducement to employment, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.

7.7 Qualified Performance-Based Awards.

(a) Purpose. The purpose of this Section 7.7 is to provide the Committee the ability to qualify Awards as Qualified Performance-Based Awards. If the Committee, in its sole discretion, decides to grant an Award as a Qualified Performance-Based Award, the provisions of this Section 7.7 will control over any contrary provision contained in the Plan. In the course of granting any Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award. However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 7.7 and the requirements of Section 162(m) of the Code applicable to “performance-based compensation.”

(b) Authority. All grants of Awards intended to qualify as Qualified Performance-Based Awards and the determination of the terms applicable thereto shall be made by the Committee. If not all of the members thereof qualify as “outside directors” within the meaning of Section 162 of the Code, however, all grants of Awards intended to qualify as Qualified Performance-Based Awards and the determination of the terms applicable thereto shall be made by a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any reference in this Section 7.7 to the Committee shall mean any such subcommittee if required under the preceding sentence, and any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

(c) Discretion of Committee with Respect to Qualified Performance-Based Awards. Any form of Award permitted under the Plan, other than a Stock Grant, may be granted as a Qualified Performance-Based Award. Options and Stock Appreciation Rights may be granted as Qualified Performance-Based Awards in accordance with Section 7.1 and 7.2, respectively, except that the exercise price of any Option or Stock Appreciation Right intended to qualify as a Qualified Performance-Based Award shall in no event be less than the Market Value of the Stock on the Grant Date, and may become exercisable based on continued service, on satisfaction of Performance Goals or other business objectives, or on a combination thereof. Each other Award intended to qualify as a Qualified Performance-Based Award, such as Restricted Stock, Restricted Stock Units, or Performance Units, shall be subject to satisfaction of one or more Performance Goals except as otherwise provided in this Section 7.7. The Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a subsidiary of the Company or any division or business unit or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined for purposes of Section 162(m) of the Code) at the time established and that the Performance Goal or Goals be established in such a manner that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Goal or Goals have been met after the Performance Period has ended.

(d) Payment of Qualified Performance-Based Awards. A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee, provided, that a Qualified Performance-Based Award may be deemed earned as a result of death, becoming disabled, or in connection with a change of control (within the meaning of Section 162(m) of the Code) if otherwise provided in the Plan or the applicable Award Agreement even if the Award would not constitute “performance-based compensation” under Section 162(m) of the Code following the occurrence of such an event. In determining the actual size of an individual Qualified Performance-Based Award, the Committee shall not have the discretion to increase the amount of the Qualified Performance-Based Award that is payable upon achievement of the Performance Goal intended to satisfy the performance-based compensation requirements of Section 162(m) of the Code, but may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period, if in its sole discretion, such reduction or elimination is appropriate.

(e) Limitation on Adjustments for Certain Events. No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.

(f) Definitions. For purposes of the Plan:

(i) Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals are limited to:

•	cash flow (before or after dividends), including, without limitation, operating cash flow and free cash flow and cash flow return on invested capital

•	stock price

•	stockholder return or total stockholder return

•	return on investment

•	market capitalization

•	debt leverage (debt-to-capital)

•	net debt

•	net debt to EBIT or EBITDA (as defined herein)

•	sales or net sales

•	income, pre-tax income or net income

•	operating profit, net operating profit

•	economic profit

•	return on operating revenue or return on operating assets

•	operating ratio

•	market share improvement

•	supply chain achievements (including relationships with manufactures or suppliers of component materials and manufacturers of the Company and/or its Subsidiaries’ products)

•	achievement of business or operational goals such as market share, business development and/or customer objectives, or debt ratings

•	strategic business criteria, consisting of one or more objectives based on meeting specified market share, market penetration, business expansion targets, project milestones, production volume levels, or cost targets

•	working capital

•	customer service
•	earnings

•	earnings per share

•	earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), and any version of the foregoing that includes other exclusions or add-backs determined at the time of the award

•	return on equity

•	return on capital (including without limitation return on total capital or return on invested capital)

•	return on assets or net assets

•	economic value added

•	revenue

•	backlog

•	operating income or pre-tax profit

•	gross margin, operating margin or profit margin

•	cash from operations

•	operating revenue

•	general and administrative expenses

•	cost reduction challenges

•	co-development, co-marketing, profit sharing, joint venture or other similar arrangements

•	manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities)

•	accomplishment of, or goals relating to mergers, acquisitions, dispositions, public offerings or similar business transactions

•	cost of capital

•	any other objective goals established by the Committee

(ii) Performance Goals means, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon one or more of the Performance Criteria. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee. Performance Goals that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or financial metrics that are based on, or able to be derived from, GAAP, and may be adjusted when established (or to the extent permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP. The Committee will objectively define the manner of calculating the Performance Goal or Goals it selects to use for such Performance Period for such Participant, including whether or to what extent to include or exclude the effects of certain events, including any of the following events that occurs during a Performance Period: asset write-downs; litigation, claims, judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganization and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; gains or losses from the acquisition or disposition of businesses or assets or from the early extinguishment of debt; impairment of tangible assets; severance, contract termination and other costs relating to certain business activities; foreign exchange gains and/or losses relating to currency fluctuations; the effect of any statements issued by the Financial Accounting Standards Board or its committees; expenses relating to goodwill and other intangible assets, stock offerings, stock repurchases and/or loan loss provisions; and/or any unusual, infrequent or non-recurring items including, but not limited to, such items (A) as described in Accounting Standard Codification Section 225-20, or a successor provision thereto, (B) as described in management’s discussion and analysis of financial condition and results of operations or the financial statements and/or notes thereto appearing in the Company’s Annual Report on Form 10-K for the applicable period, or (C) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

7.8 Awards to Participants Outside the United States. In order to facilitate the granting of Awards under the Plan, the Committee may, without amending the Plan, provide for special terms for any Award (or modify the terms of any Award under the Plan), in either case, granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States or who provides services to the Company under an agreement with a foreign nation or agency, in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall accommodate differences in local laws, regulations, procedures, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be as comparable as practicable to the value of such an Award to a Participant who is resident or primarily employed in the United States. Moreover, the Committee may establish supplements or sub-plans to, or amendments, restatements, or alternative versions of, the Plan for the purpose of granting and administrating any such Award. No such modification, supplement, sub-plan, amendment, restatement or alternative version may increase the share limit of Section 4 nor include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

8.	Adjustment Provisions

8.1 Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of the Effective Date. If subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options or SARs remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Section 8.1, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

8.3 Related Matters. Any adjustment in Awards made pursuant to Section 8.1 or 8.2 shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals and other business objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. The Committee, in its sole discretion, may determine that no fraction of a share of Stock shall be purchasable or deliverable upon exercise, and in that event if any adjustment hereunder of the number of shares of Stock covered by an Award would cause such number to include a fraction of a share of Stock, such number of shares of Stock shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to Sections 8.1 or 8.2 shall result in an exercise price which is less than the par value of the Stock.

8.4 Transactions.

(a) Definition of Transaction. “Transaction” means (i) the consummation of any merger or consolidation of the Company with or into another entity as a result of which the Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii) the consummation of any sale or exchange of all of the Stock of the Company for cash, securities or other property, (iii) the consummation of any sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions or (iv) stockholder approval of any liquidation or dissolution of the Company.

(b) Treatment of Options and Stock Appreciation Rights. In connection with a Transaction, the Committee may take any one or more of the following actions as to all or any (or any portion of) outstanding Options and Stock Appreciation Rights (collectively, “Rights”):

(i) provide that such Rights shall be assumed, or substantially equivalent rights shall be provided in substitution therefore, by the acquiring or succeeding entity (or an affiliate thereof);

(ii) upon written notice to the holders, provide that the holders’ unexercised Rights will terminate immediately prior to the consummation of such Transaction unless exercised within a specified period following the date of such notice;

(iii) provide that outstanding Rights shall become exercisable in whole or in part prior to or upon the Transaction, unless assumed or substituted for as provided in (i) above;

(iv) provide for cash payments, net of applicable tax withholdings, to be made to holders equal to the excess, if any, of (A) the acquisition price times the number of shares of Stock subject to an Option (to the extent the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price for all such shares of Stock subject to the Option, in exchange for the termination of such Option; provided, that if the acquisition price does not exceed the exercise price of any such Option, the Committee may cancel that Option without the payment of any consideration therefor prior to or upon the Transaction; and provided further that the Committee may provide for subsequent payout of the excess, if any, described above in accordance with the same exercise/vesting schedule applicable to the unvested Award, but only if such replacement cash program would not result in the treatment of the Award as an item of deferred compensation subject to 409A of the Code. For this purpose, “acquisition price” means the amount of cash, and market value of any other consideration, received in payment for a share of Stock surrendered in a Transaction but need not take into account any deferred consideration unless and until received;

(v) provide that, in connection with a liquidation or dissolution of the Company, Rights shall convert into the right to receive liquidation proceeds net of the exercise price thereof and any applicable tax withholdings; and

(vi) any combination of the foregoing.

For purposes of subparagraph (i) above, a Right shall be considered assumed, or a substantially equivalent right shall be considered to have been provided in substitution therefor, if following consummation of the Transaction the Right confers the right to purchase or receive the value of, for each share of Stock subject to the Right immediately prior to the consummation of the Transaction, the consideration (whether cash, securities or other property) received as a result of the Transaction by holders of Stock for each share of Stock held immediately prior to the consummation of the Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if the consideration received as a result of the Transaction is not solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof), the Committee may provide for the consideration to be received upon the exercise of the Right to consist of or be based solely on the common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Stock as a result of the Transaction.

(c) Treatment of Other Awards. As to outstanding Awards other than Options or Share Appreciation Rights, unless otherwise provided in an Award Agreement, upon the occurrence of a Transaction other than a liquidation or dissolution of the Company which is not part of another form of Transaction, the Award shall apply, and the repurchase and other rights of the Company under each such Award shall inure to the benefit of the Company’s successor and shall apply, to the cash, securities or other property which the Stock was converted into or exchanged for pursuant to such Transaction in the same manner and to the same extent as they applied to the Award. Upon the occurrence of a Transaction involving a liquidation or dissolution of the Company which is not part of another form of Transaction, except to the extent specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a Participant and the Company, all Risks of Forfeiture and Performance Goals or other business objectives, where otherwise applicable to any such Awards, shall automatically be deemed terminated or satisfied, as applicable.

(d) Related Matters. In taking any of the actions permitted under this Section 8.4, the Committee shall not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically. Any determinations required to carry out the foregoing provisions of this Section 8.4, including but not limited to the market value of other consideration received by holders of Stock in a Transaction and whether substantially equivalent Rights have been substituted, shall be made by the Committee acting in its sole discretion. In connection with any action or actions taken by the Committee in respect of Awards and in connection with a Transaction, the Committee may require such acknowledgements of satisfaction and releases from Participants as it may determine.

9.	Change of Control

Except as otherwise provided below, upon the occurrence of a Change of Control:

(a) In the case of Options:

(i) with respect to Options that are assumed, converted or replaced by a successor organization following a Change of Control, if the Participant’s employment is terminated by the Company or any of its Affiliates other than For Cause or if the Participant resigns for Good Reason, in either case within twelve (12) months after the occurrence of a Change of Control, all of the Participant’s Options which have not become vested Options pursuant to the applicable Award Agreement as of the date of such termination of employment shall immediately become vested Options and the Options shall remain outstanding and exercisable until the date that is the one (1) year anniversary of the date of such termination of employment; and

(ii) if the Options are not assumed, converted or replaced by a successor organization following such Change of Control, all of the Participant’s Options which have not become vested Options as of the date of such Change of Control shall immediately become vested Options and the Options shall remain outstanding and exercisable until the date that is the one (1) year anniversary of the date of such Change of Control.

(b) In the case of any Award other than an Option:

(i) with respect to Awards that are assumed, converted or replaced by a successor organization following a Change of Control, if the Participant’s employment is terminated by the Company or any of its Affiliates other than For Cause or if the Participant resigns for Good Reason, in either case within twelve (12) months after the occurrence of a Change of Control, all of the Participant’s Awards subject to vesting which have not become vested Awards pursuant to the applicable Award Agreement as of the date of such termination of employment shall immediately become vested Awards, and if such Award is a Qualified Performance-Based Award, any remaining Performance Goals with respect to such Award shall be deemed to have been met at the target performance level; and

(ii) with respect to Awards that are not assumed, converted or replaced by a successor organization following such Change of Control, all of the Participant’s Awards subject to vesting which have not become vested Awards as of the date of such Change of Control shall immediately become vested Awards and if such Award is a Qualified Performance-Based Award, any remaining Performance Goals with respect to such Award shall be deemed to have been met at the target level of performance, if applicable.

None of the foregoing shall apply, however, (i) in the case of any Award pursuant to an Award Agreement requiring other or additional terms upon a Change of Control (or similar event), including without limitation any changes to the definitions used in this Section 9, (ii) if specifically prohibited under applicable laws, including Section 409A of the Code, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or (iii) as otherwise provided in Section 7.7, concerning Qualified Performance-Based Awards.

10.	Settlement of Awards

10.1 In General. Options and Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan. An Award Agreement may provide that, in lieu of issuing any fractional share of stock or settlement of an Award, the Company may elect to round up to the next additional whole share of stock or pay the Participant cash in an amount equal to the Market Value of such fractional share of stock.

10.2 Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a) the shares of Stock are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended; or

(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

Furthermore, the inability of the Company to obtain or maintain, or the impracticability of it obtaining or maintaining, authority from any governmental agency having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue such Stock as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Stock, with or without consideration to the affected Participants.

10.3 Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company. Whenever Stock is to be issued pursuant to an Award, if the Committee so directs at or after grant, the Company shall be under no obligation to issue such shares until such time, if ever, as the recipient of the Award (and any person who exercises any Option, in whole or in part), shall have become a party to and bound by the Stockholders’ Agreement, if any.

10.4 Investment Representations. The Company shall be under no obligation to issue any shares of Stock covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations of any jurisdiction in which Participants may reside or primarily work, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

10.5 Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended, or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 10.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (i) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (ii) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (ii) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

10.6 Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representations made in accordance with Section 10.4 in addition to any other applicable restrictions under the Plan, and the terms of the Award and under the Stockholders’ Agreement, if any, and, if applicable, to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All shares of Stock or other securities issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions, or, if the Stock will be held in book-entry position through the Company’s transfer agent’s direct registration system, the restrictions will be appropriately noted.

10.7 Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local, foreign or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates, held in book-entry position through the Company’s transfer agent’s direct registration system, for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to a Participant or to utilize any other withholding method prescribed by the Committee from time to time, including the withholding of shares of Stock to satisfy the Participant’s tax obligation. However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares of Stock to satisfy their tax obligations; provided, however, that no such election shall be permitted to the extent it would cause a violation of Section 409A of the Code. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate. If shares of Stock are withheld to satisfy an applicable withholding requirement, the shares of Stock withheld shall have a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction (except as otherwise approved by the Committee, provided that such approval does not permit withholding at a rate that would exceed either the maximum rate with respect to the Participant under applicable tax law or regulations or a Participant’s estimated federal state, local and foreign tax obligations attributable to the underlying payment); provided, however, if shares of Stock are withheld to satisfy a withholding requirement imposed by a country other than the United States, the amount withheld may exceed such minimum, provided that it is not in excess of the actual amount required to be withheld with respect to the Participant under applicable tax law or regulations. An Award Agreement may provide that, if shares of stock are withheld as provided above, in lieu of issuing a fractional share of stock as a result of such withholding the Company will pay cash to the Participant in an amount equal to the Market Value of such fractional share.

10.8 Company Charter and By-Laws; Other Company Policies. The Plan and all Awards granted hereunder are subject to the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, as they may be amended from time to time, and all other Company policies duly adopted by the Board, the Committee or any other committee of the Board and as in effect from time to time regarding the acquisition, ownership or sale of Stock by employees and other service providers, including, without limitation, policies intended to limit the potential for insider trading and to avoid or recover compensation payable or paid on the basis of inaccurate financial results or statements, employee conduct, and other similar events.

11.	Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards, and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

12.	Limitation of Rights in Stock; No Special Service Rights

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent, or the Stock shall be issued through the Company’s transfer agent’s direct registration system. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company or any Affiliate, or interfere in any way with the right of the Company or any Affiliate, subject to the terms of any separate employment or consulting agreement or provision of law or Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

13.	Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

14.	Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor any action taken in connection with the adoption or operation of the Plan shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.	No Guarantee of Tax Consequences

It is intended that all Awards shall be granted and maintained on a basis which ensures they are exempt from, or otherwise compliant with, the requirements of Section 409A of the Code, pertaining non-qualified plans of deferred compensation, and the Plan shall be governed, interpreted and enforced consistent with such intent. However, neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to the Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an Award, including but not limited to that an Option granted as an Incentive Option has or will qualify as an “incentive stock option” within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code will or will not apply and no person shall have any liability to a Participant or any other party if a payment under an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment fails to realize such intention or for any action taken by the Board or the Committee with respect to the Award.

16.	Termination and Amendment of the Plan

16.1 Termination or Amendment of the Plan. Subject to the limitations contained in Section 16.3 below, including specifically the requirement of stockholder approval, if applicable, the Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

16.2 Termination or Amendment of Outstanding Awards; Assumptions. Subject to the prohibition on reducing the exercise price for Options and the other prohibitions contained in Section 16.3 below, including specifically the requirement of stockholder approval, if applicable, the Committee may at any time:

(a) amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan;

(b) within the limitations of the Plan, modify, extend or assume outstanding Awards or accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of shares of Stock and on the same or different terms and conditions (including but not limited to the exercise price of any Option); and

(c) offer to buy out for a payment in cash or cash equivalents an Award previously granted or authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

16.3 Limitations on Amendments, Etc.

(a) Without the approval of the Company’s stockholders, no amendment or modification of the Plan by the Board may (i) increase the number of shares of Stock which may be issued under the Plan (except with respect to any equitable adjustment made pursuant to Section 8), (ii) change the description of the persons eligible for Awards, or (iii) effect any other change for which stockholder approval is required by law or regulation or the rules of any relevant stock exchange.

(b) No action by the Board or the Committee pursuant to this Section 16 (including, for the avoidance of doubt, any changes to the Plan pursuant to this amendment and restatement) shall adversely affect the rights of the recipient of any Award outstanding on the date of such amendment or modification of such Award in a material manner, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required if the Board or Committee, as the case may be, (i) determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, (ii) determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated, or (iii) reasonably determines on or after the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation.

(c) The Committee shall not (i) implement any cancellation or regrant program pursuant to which outstanding Options or Stock Appreciation Rights under the Plan are cancelled and new Options or Stock Appreciation Rights are granted in replacement with a lower exercise price (except in connection with an equitable adjustment under Section 8), (ii) cancel outstanding Options or Stock Appreciation Rights under the Plan with exercise prices in excess of the then current Market Value for consideration payable in cash, equity securities of the Company or in the form of any other Award under the Plan, except in connection with a Change in Control transaction, or pursuant to an equitable adjustment under Section 8, or (iii) otherwise reduce the exercise price in effect for outstanding Options or Stock Appreciation Rights under the Plan (except in connection with an equitable adjustment under Section 8), without, in each such instance, obtaining the approval of the Company’s stockholders.

17.	Notices and Other Communications

Any communication or notice required or permitted to be given under the Plan shall be in such form as the Committee may determine from time to time. If a notice, demand, request or other communication is required or permitted to be given in writing, then any such notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Chief Financial Officer and Chief Human Resources Officer (or such other officer responsible for the Company’s human resources department), or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

18.	Governing Law

The Plan and all Award Agreements and actions taken hereunder and thereunder shall be governed, interpreted and enforced in accordance with the laws of the state of Delaware, without regard to the conflict of laws principles thereof, and it is the intention of the Company that Incentive Options granted under the Plan qualify as such under Section 422 of the Code and that Qualified Performance-Based Awards granted under the Plan qualify as “qualified performance-based compensation” as described in Section 162(m) of the Code.

19.	Clawback

By accepting Awards under the Plan, each Participant agrees to reimburse the Company with respect to any Award granted under the Plan to the extent required by any clawback, adjustment or recoupment policy of the Company now in effect or as may be adopted by the Company from time to time as required by Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or as otherwise required by applicable law or regulation. By accepting Awards under the Plan, each Participant agrees that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any Award or amounts paid under the Plan subject to clawback pursuant to such law, government regulation, stock exchange listing requirement or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any Award or amounts paid under the Plan from a Participant’s accounts, or pending or future compensation or Awards.

20.	Compliance with Section 409A of the Code

Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if any Award or benefit provided under the Plan is subject to the provisions of Section 409A of the Code, the provisions of the Plan and any applicable Award Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A of the Code or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

(a) If a Participant is a Specified Employee and a payment subject to, Section 409A of the Code (and not excepted therefrom) is due as a result of the Participant’s Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Participant’s Separation from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period shall be paid immediately following the end of the six-month period in the month following the month containing the six-month anniversary of the date of termination unless another compliant date is specified in the applicable Award Agreement.

(b) For purposes of Section 409A of the Code, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A of the Code and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A of the Code, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A of the Code. Whether a Participant has incurred a Separation from Service shall be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A of the Code.

(c) The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Committee shall determine, in its discretion, in accordance with the provisions of Section 409A of the Code, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options and other stock rights subject to Section 409A of the Code. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Committee to the extent consistent with Section 409A of the Code) and shall be irrevocable for such applicable calendar year (or other applicable service period).

(d) The grant of Options and other share rights subject to Section 409A of the Code shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A of the Code.